Exhibit 10.12

Option Number:
Optionee Name:

KINETIC CONCEPTS, INC.
2008 OMNIBUS STOCK INCENTIVE PLAN
CASHLESS INTERNATIONAL STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Option Agreement”) is made and entered into as of _______________, 200__ (the “Date of Grant”), by and between Kinetic Concepts, Inc., a Texas corporation (the “Company”), and [_________________________] (the “Optionee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2008 Omnibus Stock Incentive Plan (the “Plan”).  Where the context permits, references to the Company or any of its Subsidiaries or affiliates shall include the successors to the foregoing.

Pursuant to the Plan, the Administrator has determined that the Optionee is to be granted an option (the “Option”) to obtain Shares, subject to the terms and conditions set forth in the Plan and herein (including Appendices A and B), and hereby grants such Option.

1. Number of Shares and Exercise Price.  The Option entitles the Optionee to obtain [_______] Shares (the “Option Shares”) at a price of US$[______] per share (the “Option Exercise Price”).

2. Option Term.  The term of the Option and of the Option Agreement (the “Option Term”) shall commence on the Date of Grant and, unless the Option is previously terminated pursuant to Paragraph 5 below, shall terminate upon the expiration of ten (10) years from the Date of Grant (the “Expiration Date”).  As of the Expiration Date, all rights of the Optionee hereunder shall terminate.

3. Conditions of Exercise.

(a)	Subject to Paragraph 5 below, the Option shall vest at such time or times as are set forth in Appendix A hereto.
(b)
Except as otherwise provided herein, the right of the Optionee to obtain Option Shares with respect to which the Option has become exercisable and vested may be exercised in whole or in part at any time or from time to time prior to the Expiration Date; provided, however, that the Option may not be exercised for a fraction of a Share.

4. Method of Exercise.  This Option may be exercised, in whole or in part, by means of any online broker assisted exercise procedure approved by the Administrator, or by delivery of a written notice of exercise to the Company in such form as may be approved by the Administrator from time to time and which may be obtained from the Company’s Equity Accounting and Administration department, accompanied by payment in full of the aggregate Option Exercise Price in U.S. dollars which may be made solely by means of a cashless exercise procedure through the use of a brokerage arrangement approved by the Administrator.  All Option Shares being exercised at any time must be sold at the time of exercise (i.e., cashless sell all exercise).

5. Effect of Termination of Employment or Service; or Change in Control.

(a)
If the Optionee’s employment with or service to the Parent, the Company or any of its Affiliates terminates for any reason, other than by reason of the Optionee’s death or Disability, the Option, to the extent vested and exercisable as of the date of such termination, shall expire 90 days following the date of such termination, and the Option, to the extent not vested and exercisable as of the date of such termination, shall expire as of such date.  The Option shall not be exercisable after the Expiration Date.

(b)
If the Optionee’s employment with or service to the Parent, the Company or any of its Affiliates terminates by reason of the Optionee’s death or Disability, any portion of the Option that is outstanding at such time shall become fully and immediately vested and exercisable, and shall expire 180 days following the date of such termination.  The Option shall not be exercisable after the Expiration Date.

(c)
If the Optionee’s employment with or service to the Parent, the Company or any of its Affiliates is terminated by the Company other than for Cause within 24 months following a Change in Control, any portion of the Option that is outstanding at such time shall become fully and immediately vested and exercisable.

6. Adjustments.  The Option and all rights and obligations under this Option Agreement are subject to Section 3 of the Plan.

7. Nontransferability of Option.  Except by will or under the laws of descent and distribution and as set forth in the following two sentences, the Optionee may not sell, transfer, pledge or assign the Option, and, during the lifetime of the Optionee, only the Optionee may exercise the Option.  Notwithstanding the foregoing, during the Optionee’s lifetime, the Administrator may, in its sole discretion, permit the transfer, assignment or other encumbrance of the Option.  Additionally, subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, the Optionee may, upon providing written notice to the Company, elect to transfer the Option (i) to members of his or her Immediate Family, provided that no such transfer may be made in exchange for consideration, (ii) by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the Optionee, or (iii) pursuant to a qualified domestic relations order or any similar instrument, to the extent permitted by applicable law.  Any attempted sale, transfer, pledge, assignment, encumbrance or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

8. Notice.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the fifth day after depositing in the post or 24 hours after transmission by facsimile to the respective parties named below.

If to the Company:
Kinetic Concepts, Inc. Attn.: Chief Financial Officer 8023 Vantage Drive San Antonio, TX 78230
U.S.A. Phone: 1- (210) 255-6494 Fax: 1- (210) 255-6997

If to the Optionee:
[Name of Optionee] ________________________________________
[Address] ________________________________________________
Facsimile: ________________________________________________

Either party may change such party’s address for notices by duly giving notice pursuant hereto.

9. Withholding Requirements in Connection with the Option.

(a)           Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Optionee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Prior to exercise of the Option, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer.  In this regard, the Optionee authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Optionee by one or a combination of the following:  (1) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or (2) withholding from proceeds of the immediate sale of Shares upon exercise of the Option.

Finally, the Optionee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s exercise of Shares that cannot be satisfied by the means previously described.  The Company may refuse to honor the exercise if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Paragraph.

10. Compliance with Laws.

(a) Shares shall not be issued or sold pursuant to the exercise of the Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the U.S. Securities Act of 1933, as amended, the U.S. Exchange Act, the requirements of any stock exchange upon which the Shares may then be listed, and the applicable local laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall be under no obligation to effect the registration pursuant to the U. S. Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state or local laws.

(b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal, state, or local securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

11. Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Option Agreement or the Articles of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of such Option Shares on its books nor will any of such Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

12. Nature of Grant.

(a)
The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

(b)
The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(c)	All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;
(d)	Participation in the Plan is voluntary;
(e)
The Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Subsidiary (or Affiliate), and which is outside the scope of the Optionee’s employment contract, if any;

(f)
The Option is not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)	The future value of the underlying Shares is unknown and cannot be predicted with certainty;
(h)	If the underlying Shares do not increase in value, the Option will have no value;
(i)
In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option resulting from termination of the Optionee’s active employment by the Company or the Subsidiary (or Affiliate) (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee hereby releases the Company and the Subsidiary (or Affiliate) from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such claim;

(j)
Notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to receive the Option and vest in Options under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Optionee’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of the Optionee’s active employment and will not be extended by any notice period mandated under local law;

(k)
The Company or the Subsidiary (or Affiliate) are not providing any tax, legal or financial advice, nor are the Company or the Subsidiary (or Affiliate) making any recommendations regarding the Optionee’s participation in the Plan; and

(l)	The Optionee is hereby advised to consult with his/her own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan.
13. Data Privacy.  The Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the Company and the Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee hereby understands that the Company and the Subsidiaries (or Affiliates) hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in  the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Optionee hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country.  The Optionee hereby understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative.  The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party.  The Optionee hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.  The Optionee hereby understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative.  The Optionee hereby understands, however, that refusing or withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan.  For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee hereby understands that the Optionee may contact the human resources representative responsible for the Optionee’s country at the local or regional level.

14. Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15. Governing Law.  The Option Agreement shall be governed by and construed according to the laws of the State of Texas without regard to its principles of conflict of laws as provided in the Plan.  For purposes of litigating any dispute that arises under this Option or the Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of San Antonio, Texas, or the federal courts for the United States for the Western District of Texas, and no other courts, where this Option grant is made and/or performed.

16. Incorporation of the Plan.  The Plan, as it exists on the date of the Option Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Option Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section” generally refers to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Option Agreement.

17. Amendments.  This Option Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

18. Rights as a Shareholder.  Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a shareholder of the Company with respect to any Option Shares.

19. Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Option, the Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to be employed by, or to provide services as a director, consultant or advisor to, the Company, any Subsidiary or Affiliate thereof for any period of time or at any specific rate of compensation.

20. Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and the Option Agreement.  The Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

21. Binding Effect.  The Option Agreement shall apply to and bind the Optionee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

22. Tax Representation.  The Optionee has reviewed with his or her own tax advisors the federal, state, local and worldwide tax consequences of the transactions contemplated by this Option Agreement.  The Optionee is relying solely on such advisors and not on any statement or representations of the Company or any of its agents.  The Optionee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Option Agreement.

23. Language.  If the Optionee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

24. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means.  The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

25. Acceptance.  The Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement.  The Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Option Agreement.

26. Severability.  The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

27. Appendix.  Notwithstanding any provision in this Option Agreement or the Plan to the contrary, the Award shall be subject to the special terms and provisions set forth in the Appendix B to this Option Agreement for the Optionee’s country of residence, if any.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Option Agreement on the day and year first above written.

KINETIC CONCEPTS, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

OPTIONEE

Signature: ____________________________________
Name: _______________________________________
Address: _____________________________________
______________________________________
Telephone No.: ________________________________
Identification No.: ______________________________

DATE OF GRANT	NUMBER OF SHARES SUBJECT TO OPTION	OPTION EXERCISE PRICE	EXPIRATION DATE

SEE APPENDIX A FOR VESTING SCHEDULE.

APPENDIX B

KINETIC CONCEPTS, INC.
2008 OMNIBUS STOCK INCENTIVE PLAN
CASHLESS INTERNATIONAL STOCK OPTION AGREEMENT

This Appendix B includes additional terms and conditions that govern the Option granted to the Optionee under the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan (the “Plan”) if the Optionee resides in one of the countries listed below.  This Appendix B forms part of the Option Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Option Agreement or the Plan.

This Appendix B also includes information based on the securities, exchange control and other laws in effect in the Optionee’s country as of May 2008.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Optionee not rely on the information noted herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee exercises the Option under the Plan.

In addition, the information is general in nature.  The Company is not providing the Optionee with any tax advice with respect to the Option.  The information is provided below may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Optionee’s country apply to the Optionee’s situation.  The Optionee must consult the Optionee’s personal tax or legal advisors for the most current information.

If the Optionee is a citizen or resident of a country other than the one the Optionee is working in, the information contained in this Appendix B may not be applicable to the Optionee.

CHINA
Due to exchange control restrictions and notwithstanding any terms or conditions of the Plan to the contrary, the Optionee understands that the Optionee will be restricted to the cashless sell-all method of exercise:  To complete a cashless sell-all exercise, the Optionee understands that the Optionee needs to instruct the Optionee’s broker to:  (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Option Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Optionee.  The Optionee will not be permitted to hold Shares after exercise.  Depending on the development of local laws or the Optionee’s status as a national of a country other than the People’s Republic of China, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment deemed appropriate by the Company.

The Optionee understands and agrees that, due to exchange control laws in China, the Optionee may be required to immediately repatriate the proceeds from the cashless exercise to China.  The Optionee further understands that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Company or a Subsidiary or Affiliate and the Optionee hereby consents and agrees that the proceeds from the cashless exercise may be transferred to such special account prior to being delivered to the Optionee’s personal account.

ITALY
Notwithstanding any terms or conditions of the Plan to the contrary, the Optionee understands that the Optionee will be restricted to the cashless sell-all method of exercise:  To complete a cashless sell-all exercise, the Optionee understands that the Optionee needs to instruct the Optionee’s broker to:  (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Option Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Optionee.  The Optionee will not be permitted to hold Shares after exercise.  The Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment deemed appropriate by the Company.

Data Privacy Consent.  This consent replaces the “Data Privacy” section of the Option Agreement:

The Optionee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Optionee’s personal data as described in this section of this Appendix B by and among, as applicable, the Optionee’s Employer, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering, and managing the Optionee’s participation in the Plan.

The Optionee understands that the Optionee’s Employer, the Company and any Subsidiary or Affiliate may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary or Affiliate, details of all Options, or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

The Optionee also understands that providing the Company with Data is necessary for the performance of the Plan and that the Optionee’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan.  The Controller of personal data processing is the Senior Director Global Compensation & Benefits with registered offices at 8023 Vantage Drive, San Antonio, Texas 78230, United States of America, and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is KCI Italia-Senior HR Manager with its registered offices at KCI Medical S.r.l.; Via A. Meucci, 1; 20090 Assago (M) Italy.

The Optionee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan.  The Optionee understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company.  The Optionee further understands that the Company and/or any Subsidiary or Affiliate will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Optionee’s participation in the Plan, and that the Company and/or any Subsidiary or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party.  Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Optionee’s participation in the Plan.  The Optionee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Optionee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan.  The Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Optionee has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, the Optionee is aware that Data will not be used for direct-marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Optionee’s local human resources representative.

Terms of Grant.  By accepting the Option, the Optionee acknowledges that (1) the Optionee has received a copy of the Plan, the Option Agreement and this Appendix; (2) the Optionee has reviewed those documents in their entirety and fully understands the contents thereof; and (3) the Optionee accepts all provisions of the Plan, the Option Agreement and this Appendix.  The Optionee further acknowledges that the Optionee has read and specifically and expressly approve, without limitation, the following sections of the Agreement: “Withholding Requirements in Connection with the Option”; “Nature of Grant”; “Data Privacy” as replaced by the above consent; and “Applicable Law.”

SWITZERLAND
Notwithstanding any terms or conditions of the Plan to the contrary, the Optionee understands that the Optionee will be restricted to the cashless sell-all method of exercise:  To complete a cashless sell-all exercise, the Optionee understands that the Optionee needs to instruct the Optionee’s broker to:  (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Option Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Optionee.  The Optionee will not be permitted to hold Shares after exercise.  The Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment deemed appropriate by the Company.

Securities Law Information.  The Option offer is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.